Exhibit 2

BRITISH AMERICAN TOBACCO p.l.c.
RESULTS OF VOTING AT THE 2022 ANNUAL GENERAL MEETING

The Annual General Meeting of British American Tobacco p.l.c. was held at Hilton London Bankside, 2-8 Great Suffolk St, London, SE1 0UG on 28 April 2022.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 10 March 2022. All valid proxy votes (whether submitted electronically or in hard copy form) were included in the poll taken at the Meeting.  Each shareholder, present in person or by proxy, was entitled to one vote per ordinary share of 25p held.

Resolution 1
Receipt of 2021 Report and Accounts
For - Note (b)	1,751,007,194
Percent of Votes Cast	99.91%
Percent of Issued Share Capital	76.89%
Against	1,563,454
Percent of Votes Cast	0.09%
Percent of Issued Share Capital	0.07%
Total Votes Cast (Excl. Votes Withheld)	1,752,570,648
Percent of Issued Share Capital	76.96%
Votes Withheld - Note (c)	3,988,593

Resolution 2
Approval of the 2022 Directors’ Remuneration Policy
For - Note (b)	1,663,434,518
Percent of Votes Cast	94.85%
Percent of Issued Share Capital	73.05%
Against	90,313,970
Percent of Votes Cast	5.15%
Percent of Issued Share Capital	3.97%
Total Votes Cast (Excl. Votes Withheld)	1,753,748,488
Percent of Issued Share Capital	77.01%
Votes Withheld - Note (c)	2,811,496

Resolution 3
Approval of the 2021 Directors’ Remuneration Report (excluding Remuneration policy)
For - Note (b)	1,659,386,864
Percent of Votes Cast	95.61%
Percent of Issued Share Capital	72.87%
Against	76,194,044
Percent of Votes Cast	4.39%
Percent of Issued Share Capital	3.35%
Total Votes Cast (Excl. Votes Withheld)	1,735,580,908
Percent of Issued Share Capital	76.22%
Votes Withheld - Note (c)	20,978,332

Resolution 4
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,744,497,084
Percent of Votes Cast	99.42%
Percent of Issued Share Capital	76.61%
Against	10,093,644
Percent of Votes Cast	0.58%
Percent of Issued Share Capital	0.44%
Total Votes Cast (Excl. Votes Withheld)	1,754,590,728
Percent of Issued Share Capital	77.05%
Votes Withheld - Note (c)	1,968,513

Resolution 5
Authority for the Audit Committee to agree the Auditors’ remuneration
For - Note (b)	1,752,000,104
Percent of Votes Cast	99.86%
Percent of Issued Share Capital	76.94%
Against	2,416,691
Percent of Votes Cast	0.14%
Percent of Issued Share Capital	0.11%
Total Votes Cast (Excl. Votes Withheld)	1,754,416,795
Percent of Issued Share Capital	77.04%
Votes Withheld - Note (c)	2,142,446

Resolution 6
Re-election of Luc Jobin as a Director
For - Note (b)	1,635,111,037
Percent of Votes Cast	93.81%
Percent of Issued Share Capital	71.80%
Against	107,845,230
Percent of Votes Cast	6.19%
Percent of Issued Share Capital	4.74%
Total Votes Cast (Excl. Votes Withheld)	1,742,956,267
Percent of Issued Share Capital	76.54%
Votes Withheld - Note (c)	13,598,991

Resolution 7
Re-election of Jack Bowles as a Director
For - Note (b)	1,745,629,059
Percent of Votes Cast	99.67%
Percent of Issued Share Capital	76.66%
Against	5,800,496
Percent of Votes Cast	0.33%
Percent of Issued Share Capital	0.25%
Total Votes Cast (Excl. Votes Withheld)	1,751,429,555
Percent of Issued Share Capital	76.91%
Votes Withheld - Note (c)	5,126,316

Resolution 8
Re-election of Tadeu Marroco as a Director
For - Note (b)	1,741,876,460
Percent of Votes Cast	99.46%
Percent of Issued Share Capital	76.49%
Against	9,533,325
Percent of Votes Cast	0.54%
Percent of Issued Share Capital	0.42%
Total Votes Cast (Excl. Votes Withheld)	1,751,409,785
Percent of Issued Share Capital	76.91%
Votes Withheld - Note (c)	5,146,086

Resolution 9
Re-election of Sue Farr as a Director
For - Note (b)	1,742,808,702
Percent of Votes Cast	99.55%
Percent of Issued Share Capital	76.53%
Against	7,920,370
Percent of Votes Cast	0.45%
Percent of Issued Share Capital	0.35%
Total Votes Cast (Excl. Votes Withheld)	1,750,729,072
Percent of Issued Share Capital	76.88%
Votes Withheld - Note (c)	5,813,099

Resolution 10
Re-election of Karen Guerra as a Director
For - Note (b)	1,746,736,651
Percent of Votes Cast	99.77%
Percent of Issued Share Capital	76.71%
Against	3,983,776
Percent of Votes Cast	0.23%
Percent of Issued Share Capital	0.17%
Total Votes Cast (Excl. Votes Withheld)	1,750,720,427
Percent of Issued Share Capital	76.88%
Votes Withheld - Note (c)	5,831,744

Resolution 11
Re-election of Holly Keller Koeppel as a Director
For - Note (b)	1,727,189,330
Percent of Votes Cast	98.66%
Percent of Issued Share Capital	75.85%
Against	23,535,508
Percent of Votes Cast	1.34%
Percent of Issued Share Capital	1.03%
Total Votes Cast (Excl. Votes Withheld)	1,750,724,838
Percent of Issued Share Capital	76.88%
Votes Withheld - Note (c)	5,827,332

Resolution 12
Re-election of Savio Kwan as a Director
For - Note (b)	1,740,031,646
Percent of Votes Cast	99.39%
Percent of Issued Share Capital	76.41%
Against	10,665,766
Percent of Votes Cast	0.61%
Percent of Issued Share Capital	0.47%
Total Votes Cast (Excl. Votes Withheld)	1,750,697,412
Percent of Issued Share Capital	76.88%
Votes Withheld - Note (c)	5,857,015

Resolution 13
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,734,888,381
Percent of Votes Cast	98.92%
Percent of Issued Share Capital	76.19%
Against	18,927,596
Percent of Votes Cast	1.08%
Percent of Issued Share Capital	0.83%
Total Votes Cast (Excl. Votes Withheld)	1,753,815,977
Percent of Issued Share Capital	77.02%
Votes Withheld - Note (c)	2,738,449

Resolution 14
Re-election of Darrell Thomas as a Director
For - Note (b)	1,746,011,207
Percent of Votes Cast	99.73%
Percent of Issued Share Capital	76.67%
Against	4,714,868
Percent of Votes Cast	0.27%
Percent of Issued Share Capital	0.21%
Total Votes Cast (Excl. Votes Withheld)	1,750,726,075
Percent of Issued Share Capital	76.88%
Votes Withheld - Note (c)	5,828,352

Resolution 15
Election of Kandy Anand as a Director
For - Note (b)	1,750,653,216
Percent of Votes Cast	99.82%
Percent of Issued Share Capital	76.88%
Against	3,116,919
Percent of Votes Cast	0.18%
Percent of Issued Share Capital	0.14%
Total Votes Cast (Excl. Votes Withheld)	1,753,770,135
Percent of Issued Share Capital	77.02%
Votes Withheld - Note (c)	2,782,292

Resolution 16
Authority to make donations to political organisations and to incur political expenditure
For - Note (b)	1,605,600,972
Percent of Votes Cast	92.04%
Percent of Issued Share Capital	70.51%
Against	138,899,047
Percent of Votes Cast	7.96%
Percent of Issued Share Capital	6.10%
Total Votes Cast (Excl. Votes Withheld)	1,744,500,019
Percent of Issued Share Capital	76.61%
Votes Withheld - Note (c)	12,052,479

Resolution 17
Renewal of Directors' authority to allot shares
For - Note (b)	1,557,838,904
Percent of Votes Cast	88.90%
Percent of Issued Share Capital	68.41%
Against	194,543,477
Percent of Votes Cast	11.10%
Percent of Issued Share Capital	8.54%
Total Votes Cast (Excl. Votes Withheld)	1,752,382,381
Percent of Issued Share Capital	76.95%
Votes Withheld - Note (c)	4,173,434

Resolution 18 – Note (d)
Authority for the Directors to allot equity securities for cash
For - Note (b)	1,567,004,311
Percent of Votes Cast	89.80%
Percent of Issued Share Capital	68.81%
Against	177,990,173
Percent of Votes Cast	10.20%
Percent of Issued Share Capital	7.82%
Total Votes Cast (Excl. Votes Withheld)	1,744,994,484
Percent of Issued Share Capital	76.63%
Votes Withheld - Note (c)	11,553,837

Resolution 19 – Note (d)
Authority for the Company to make market purchases of ordinary shares
For - Note (b)	1,740,758,546
Percent of Votes Cast	99.24%
Percent of Issued Share Capital	76.44%
Against	13,296,537
Percent of Votes Cast	0.76%
Percent of Issued Share Capital	0.58%
Total Votes Cast (Excl. Votes Withheld)	1,754,055,083
Percent of Issued Share Capital	77.03%
Votes Withheld - Note (c)	2,471,852

Resolution 20 - Note (d)
Notice period for General Meetings
For - Note (b)	1,642,447,730
Percent of Votes Cast	93.61%
Percent of Issued Share Capital	72.13%
Against	112,191,297
Percent of Votes Cast	6.39%
Percent of Issued Share Capital	4.93%
Total Votes Cast (Excl. Votes Withheld)	1,754,639,027
Percent of Issued Share Capital	77.05%
Votes Withheld - Note (c)	1,916,788

Dr Marion Helmes, stepped down from the Board as a Non-Executive Director at the conclusion of the Company's 2022 Annual General Meeting. Dr Helmes’ retirement from the Board follows the Company’s announcement on 11 February 2022, as further set out in the Company’s 2021 Annual Report and Form 20-F.

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Wednesday 27 April 2022 was 2,277,160,414.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.

(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of the resolutions numbered 18, 19 and 20 will be submitted to the National Storage Mechanism as soon as practicable and will be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.  A copy of the resolutions may also be obtained from the Notice of Meeting which is available on the Company’s website at www.bat.com/agm.

All resolutions were passed at the Company’s Annual General Meeting (AGM) today with the requisite majority of votes.

P McCrory
Secretary
British American Tobacco p.l.c.

28 April 2022

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